Exhibit 10.3

February 15, 2023

Unit 1006, Block C, Jinshangjun Park
No. 2 Xiaoba Road, Panlong District
Kunming, Yunnan, China

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and between Distoken Acquisition Corporation, a Cayman Islands exempted company (the “Company”), and I-Bankers Securities, Inc. (the “Representative”), as the representative of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”) of up to 6,900,000 of the Company’s units (including up to 900,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one ordinary share of the Company, par value $0.0001 per share (the “ordinary shares”), one warrant (each whole warrant, a “Warrant”) and one right (the “Right”). Each Warrant entitles the holder thereof to purchase one ordinary share at a price of $11.50 per share, subject to adjustment. Each Right entitles the holder thereof to receive one-tenth (1/10) of one ordinary share upon the consummation of the Company’s initial business combination, subject to adjustment. The Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and the Company shall apply to have the Units listed on the Nasdaq Global Market. Certain capitalized terms used herein are defined in paragraph 10 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Xiaosen Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”), and the other undersigned persons (each, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1.       The Sponsor and each Insider agrees that if the Company seeks shareholder approval of a proposed Business Combination (as defined below), then in connection with such proposed Business Combination, it, he or she shall (i) vote any Shares owned by it, him or her in favor of any proposed Business Combination and (ii) not redeem any Shares owned by it, him or her in connection with such shareholder approval.

2.       The Sponsor and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 9 months from the closing of the Public Offering (or up to 18 months from the closing of the Public Offering if the Company extends the period of time to consummate a Business Combination, as described in more detail in the Prospectus), or such later period approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, subject to lawfully available funds therefor, redeem 100% of the ordinary shares sold as part of the Units in the Public Offering (the “Offering Shares”), at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. The Sponsor and each Insider agrees to not propose any amendment to the Company’s amended and restated memorandum and articles of association (a) that would affect the ability of Public Shareholders to exercise redemption rights with respect to the Offering Shares or modify the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 9 months (or up to 18 months from the closing of the Public Offering if the Company extends the period of time to consummate a Business Combination, as described in more detail in the Prospectus) from the closing of the Public Offering, or (b) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides its Public Shareholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding Offering Shares.

The Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares (as defined below) held by it. The Sponsor and each Insider hereby further waives, with respect to any Shares held by it, him or her, if any, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase ordinary shares (although the Sponsor and the Insiders shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within 9 months (or up to 18 months from the closing of the Public Offering if the Company extends the period of time to consummate a Business Combination, as described in more detail in the Prospectus) from the closing of the Public Offering, or such later period approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association).

The Sponsor and each Insider acknowledges and agrees that, in the event that the Company fails to consummate a Business Combination within 9 months from the closing of the Public Offering (or up to 18 months from the closing of the Public Offering if the Company extends the period of time to consummate a Business Combination, as described in more detail in the Prospectus), or such later period approved by the Company’s shareholders in accordance with the Charter, it hereby waives its right to be repaid for (i) any loans, on such terms as to be determined by the Company from time to time, made by the Sponsor or an affiliate of the Sponsor or any of the Company’s officers or directors to finance transaction costs in connection with an intended initial Business Combination (the “Working Capital Loans”) or (ii) extension loans (as described in the Prospectus) in an amount up to an aggregate of $1,800,000 (or up to $2,070,000 if the underwriters’ over-allotment option is exercised in full) (the “Extension Loans”) that it or its affiliates or designees have provided to the Company, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such Extension Loans or Working Capital Loans so long as no proceeds from the Trust Account are used for such repayment. In addition, up to $1,500,000 of the Working Capital Loans may be convertible into units (“Working Capital Units”) at a price of $10.00 per unit at the option of the lender. The Working Capital Units will be identical to the Private Units.

3.       In the event of the liquidation of the Trust Account, the Sponsor (which for purposes of clarification shall not extend to any other equity holders, members or managers of the Sponsor) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party (other than the Company’s independent public accountants) for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has discussed entering into a transaction agreement (a “Target”); provided, however, that such indemnification of the Company by the Sponsor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below (i) $10.20 per share of the Offering Shares (or such greater amount if additional funds have been deposited in the Trust Account in connection with the extension of the period of time the Company has to consummate a Business Combination) or (ii) the actual amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per Offering Share (or such greater amount if additional funds have been deposited in the Trust Account in connection with the extension of the period of time the Company has to consummate a Business Combination) is then held in the Trust Account due to reductions in the value of the trust assets, in each case, net of the amount of interest earned on the property in the Trust Account which may be withdrawn to pay taxes, except as to any claims by a third party (including a Target) who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible to the extent of any liability for such third party claims. The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies the Company in writing that it shall undertake such defense.

4.       To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 900,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Sponsor agrees that it shall forfeit, at no cost, a number of Founder Shares in the aggregate equal to 225,000 multiplied by a fraction, (i) the numerator of which is 900,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 900,000.

All references in this Letter Agreement to Founder Shares of the Company being forfeited shall take effect as surrenders for no consideration of such Founder Shares as a matter of Cayman Islands law. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriters so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding Shares after the Public Offering (assuming the Initial Shareholders do not purchase any units in the Public Offering and excluding the Representative Shares and Private Shares). The Initial Shareholders further agree that to the extent that the size of the Public Offering is increased or decreased, the Company will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, immediately prior to the consummation of the Public Offering in such amount as to maintain the ownership of the Initial Shareholders prior to the Public Offering at 20.0% of the Company’s issued and outstanding Shares upon the consummation of the Public Offering (assuming the Initial Shareholders do not purchase any units in the Public Offering and excluding the Representative Shares and Private Shares). In connection with such increase or decrease in the size of the Public Offering, then (A) the references to 900,000 in the numerator and denominator of the formula in the first sentence of this paragraph shall be changed to a number equal to 15% of the number of ordinary shares included in the Units issued in the Public Offering and (B) the reference to 225,000 in the formula set forth in the immediately preceding sentence shall be adjusted to such number of Founder Shares that the Founder Shares would represent an aggregate of 20.0% of the Company’s issued and outstanding Shares after the Public Offering (assuming the Initial Shareholders do not purchase any units in the Public Offering and excluding the Representative Shares and Private Shares).

5.       The Sponsor and each Insider hereby agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor or Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 6(a), 6(b) and 8 of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

6.       (a) The Sponsor and each Insider agrees that it, he or she shall not Transfer (as defined below) any Founder Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Business Combination, (x) with respect to 50% of the Founder Shares, if the last reported sale price of the ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date following the completion of the Company’s initial Business Combination on which the Company completes a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b)       The Sponsor and each Insider agrees that it, he or she shall not Transfer any Private Units or Working Capital Units (including their respective component securities) until 30 days after the completion of a Business Combination (the “Private Units Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c)       Notwithstanding the provisions set forth in paragraphs 6(a) and 6(b), Transfers of the Founder Shares and Private Units (including the Private Shares and the Private Warrants), are permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Sponsor or any affiliates of the Sponsor; (b) in the case of an individual, by gift to a member of the individual’s immediate family, or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of the Company’s Business Combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of the Company’s liquidation prior to the Company’s completion of an initial Business Combination; (g) by virtue of the laws of the Cayman Islands or the Sponsor’s limited liability company agreement, as amended from time to time, upon termination or dissolution of the Sponsor; or (h) in the event of the Company’s completion of a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to the completion of the Company’s initial Business Combination; provided, however, that, except in the case of clause (f) or with the Company’s prior consent, these permitted transferees (the “Permitted Transferees”) must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Agreement.

7.       The Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company, if any (including any such information included in the Prospectus), is true and accurate in all respects and does not omit any material information with respect to such Insider’s background. The Sponsor and each Insider’s questionnaire furnished to the Company, if any, is true and accurate in all respects. The Sponsor and each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

8.       Except as disclosed in the Prospectus, neither the Sponsor nor any Insider nor any affiliate of the Sponsor or any Insider, nor any director or officer of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is).

9.       The Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer/and or director of the Company.

10.       As used herein, (i) “Business Combination” shall mean a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Shares” shall mean the ordinary shares; (iii) “Founder Shares” shall mean the 1,725,000 ordinary shares, par value $0.0001 per share, issued and outstanding immediately prior to the consummation of the Public Offering; (iv) “Initial Shareholders” shall mean the Sponsor and any Insider that holds Founder Shares; (v) “Private Units” shall mean the 500,000 units (or up to 545,000 units if the over-allotment option is exercised in full), each comprised of one ordinary share, one Warrant and one Right, that the Sponsor has agreed to purchase for an aggregate purchase price of $5,000,000 in the aggregate (or up to $5,450,000 if the over-allotment option is exercised in full), or a purchase price of $10.00 per Private Unit, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (vi) “Private Shares” shall mean the ordinary shares underlying the Private Units, (vii) “Private Warrants” shall mean the warrants underlying the Private Units, (viii) “Public Shareholders” shall mean the holders of securities issued in the Public Offering; (ix) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; (x) “Representative Shares” shall mean the 278,000 Class B ordinary shares, par value $0.0001 per share, issued to the Representative and outstanding immediately prior to the consummation of the Public Offering; and (xi) “Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

11.     This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the Sponsor and each Insider that is the subject of any such change, amendment modification or waiver.

12.      No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and each Insider and their respective successors, heirs and assigns and Permitted Transferees.

13.       This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

14.       This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

15.       This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

16.       Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

17.       Each party hereto shall not be liable for any breaches or misrepresentations contained in this Letter Agreement by any other party to this Letter Agreement (including, for the avoidance of doubt, any Insider with respect to any other Insider), and no party shall be liable or responsible for the obligations of another party, including, without limitation, indemnification obligations and notice obligations.

18.       This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by December 31, 2023; provided further that paragraph 3 of this Letter Agreement shall survive such liquidation.

19.       The Company, the Sponsor and each Insider hereby acknowledges and agrees that the Representative on behalf of the Underwriters is a third party beneficiary of this Letter Agreement.

Sincerely,

Xiaosen Sponsor LLC

By:	/s/ Jian Zhang
	Name:	Jian Zhang
	Title:	Manager

/s/ Jian Zhang
Jian Zhang

/s/ Jirong Lyu
Jirong Lyu

/s/ Yiwen Ma
Yiwen Ma

/s/ Zhanming Zhang
Zhanming Zhang

/s/ John Wallace
John Wallace

/s/ Joseph Valenza
Joseph Valenza

/s/ Ning Wang
Ning Wang

Acknowledged and Agreed:

DISTOKEN ACQUISITION CORPORATION

By:	/s/ Jian Zhang
	Name:	Jian Zhang
	Title:	Chief Executive Officer

[Signature Page - Letter Agreement]